UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

TAILWIND ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39489	85-1288435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1545 Courtney Ave. Los Angeles, CA	90046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 432-0610

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	TWND.U	The New York Stock Exchange

Class A common stock included as part of the units	TWND	The New York Stock Exchange

Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of 11.50	TWND WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On April 12, 2021, the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”).” In the statement, the Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of SPACs such as Tailwind Acquisition Corp. (the “Company” or “TWND”).

The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent on the characteristics of the holder of the warrant. Upon review of the statement by the SEC Staff, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee (the “Audit Committee”), in consultation with management concluded that the Company’s warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the characteristics of the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares.

On May 13, 2021, the Audit Committee, based on the recommendation of and after consultation with management, concluded that the Company’s (i) audited financial statements as of December 31, 2020 and for the period from May 29, 2020 (inception) through December 31, 2020 and (ii) financial statements as of September 9, 2020, and the unaudited interim financial statements as of September 30, 2020 and for the period ended September 30, 2020 (collectively, the “Non-Reliance Periods”), as reported in the Company’s Annual Report on Form 10-K filed on March 31, 2021 and Quarterly Report on Form 10-Q filed on November 16, 2020 should no longer be relied upon based on the reclassification of warrants as described above. Similarly, the Report of Independent Registered Public Accounting Firm dated March 25, 2021 on the financial statements as of December 31, 2020 and for the period from May 29, 2020 (inception) through December 31, 2020, and the stockholder communications, investor presentations or other communications describing relevant portions of the Company’s financial statements for these periods that need to be restated should no longer be relied upon.

As a result, the Company today is announcing that it will restate its historical financial results for the Non-Reliance Periods, in each case to reflect the change in accounting treatment (the “Restatement”). The Company is filing its Form 10-K/A for the period ended December 31, 2020 to reflect the Restatement contemporaneously with the filing of this Form 8-K.

The Company’s prior accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash or cash equivalents.

The Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02(a) with the Company’s independent accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 14, 2021

TAILWIND ACQUISITION CORP.

	By:	/s/ Chris Hollod
		Name:	Chris Hollod
		Title:	Chief Executive Officer

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